EXHIBIT 99.2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18, United States Code), each of the undersigned officers of Minerals Technologies Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended March 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     May 9, 2003

/s/ Paul R. Saueracker Paul R. Saueracker
Chairman of the Board and Chief Executive Officer (principal executive officer)

Dated:     May 9, 2003

/s/ John A. Sorel John A. Sorel
Senior Vice President-Finance and Chief Financial Officer; Treasurer (principal financial officer)

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Minerals Technologies Inc. and will be retained by Minerals Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.